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                                                                    EXHIBIT 99.1

                                     ONEIDA
--------------------------------------------------------------------------------
                                  NEWS RELEASE



INVESTOR RELATIONS CONTACTS:                      PRESS CONTACTS:
Gregg Denny, (315) 361-3138                       David Gymburch, (315) 361-3271


FOR IMMEDIATE RELEASE
----------------------

                  ONEIDA REPORTS SECOND QUARTER FINANCIAL RESULTS;
      TO CEASE OPERATION OF FLATWARE FACTORY IN FIRST QUARTER OF 2005

ONEIDA, NY- September 9, 2004 - Oneida Ltd. (OTC:ONEI) today announced financial results for the second quarter and six months ended July 31, 2004, and also announced that it has decided to cease operation of its flatware factory in Sherrill, N.Y. by the first quarter of the 2005 calendar year.

Oneida reported a second quarter net loss of $48.3 million, which included non-recurring charges of approximately $45.5 million, of which an approximately $34 million charge was attributable to the factory closing. The results also included non-recurring gains of approximately $6.2 million primarily from asset sales and benefit terminations. The net loss equated to a loss of $ 2.88 per share on sales of $101.3 million. Before the non-recurring charges and gains, Oneida reported a second quarter loss of $7.6 million equal to a loss of $ 0.45 per share. For the second quarter a year ago, Oneida reported a loss of $3.7 million, equal to $ 0.23 per share on sales of $106 million.

The non-recurring charges, in addition to the Sherrill factory closing expenses, primarily involved inventory writedowns and other expenses relating to the sale of the Encore Promotions, Inc. subsidiary. The non-recurring gains were primarily from the recent sale of other former factory locations and the recent termination of certain employee benefit plans. These items will be presented in more detail in the company's Form 10-Q report for the second quarter and six months ended July 31, 2004 which will be filed shortly.

For the first six months of the fiscal year ending January 2005, Oneida's net income totaled $6.1 million, equal to $ 0.36 per share, on sales of $212.6 million. The first quarter results included the net effect of eliminating the company's post-retirement medical liabilities and freezing the defined benefit pension plans. For the year-ago first half, Oneida reported a net loss of $7.1 million, equal to a loss of $ 0.43 per share, on sales of $212.8 million.

Oneida is closing its Sherrill flatware factory because of unsustainably high operating costs that have heavily contributed to substantial losses within the company. Oneida will continue to market the affected products by using independent suppliers. This outsourcing will eliminate the majority of the




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related losses. The company anticipates this transition will occur with no interruption in product flow to the marketplace.

"For the long-term viability of our company, closing the factory dramatically lowers our costs which will help return Oneida to profitability," Oneida Chairman and Chief Executive Officer Peter J. Kallet said. "This move will complete Oneida's transition from fixed-cost manufacturing to variable-cost sourcing throughout the company's product lines, which maximizes the company's competitiveness in today's global marketplace.

"Oneida has a well-established network of suppliers and a streamlined distribution system for bringing products to market. The company already imports more flatware than it has been producing in the U.S.," Mr. Kallet noted. "We are fully confident that this sourcing network can absorb the additional imported volume without any disruption to our customers.

"Oneida reached this decision while recognizing the hardships this causes for employees, as well as the Sherrill factory's importance throughout our company's history," Mr. Kallet stated. "While our company understands the impact and significance of the factory closing, this step is essential in order to protect the company's future and fully capitalize on opportunities to grow our business."

"Oneida's overall outlook is optimistic, as the company is well positioned to build upon the outstanding strength of the Oneida brand name and its strong assortment of products," Mr. Kallet concluded. For more information about the Sherrill factory closing, please visit the Investor Information section of the company's website at www.oneida.com.

Oneida Ltd. is a leading source of flatware, dinnerware, crystal, glassware and metal serveware for both the consumer and foodservice industries worldwide.

Forward Looking Information
With the exception of historical data, the information contained in this Press Release, as well as those other documents incorporated by reference herein, may constitute forward-looking statements, within the meaning of the Federal securities laws, including but not limited to the Private Securities Litigation Reform Act of 1995. As such, the Company cautions readers that changes in certain factors could affect the Company's future results and could cause the Company's future consolidated results to differ materially from those expressed or implied herein. Such factors include, but are not limited to: changes in national or international political conditions; civil unrest, war or terrorist attacks; general economic conditions in the Company's own markets and related markets; difficulties or delays in the development, production and marketing of new products; the impact of competitive products and pricing; certain assumptions related to consumer purchasing patterns; significant increases in interest rates or the level of the Company's indebtedness; inability of the Company to maintain sufficient levels of liquidity; failure of the Company to obtain needed waivers and/or amendments relative to its financing agreements; foreign currency fluctuations; major slowdowns in the retail, travel or entertainment industries; the loss of several of the Company's key executives, major customers or suppliers; underutilization of or negative variances at some or all of the Company's plants and factories; the Company's failure to achieve the savings and profit goals of any planned restructuring or reorganization programs; international health epidemics such as the SARS outbreak; the impact of changes in accounting standards; potential legal proceedings; changes in pension and medical benefit costs; and the amount and rate of growth of the Company's selling, general and administrative expenses.

                              - Tables to follow -




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                                   ONEIDA LTD.
                     CONDENSED CONSOLIDATED INCOME STATEMENT
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                     FOR THE                                     FOR THE
                                               THREE MONTHS ENDED                            SIX MONTHS ENDED
                                       July 31, 2004         July 26, 2003         July 31, 2004         July 26, 2003
                                       -------------         -------------         -------------         -------------
Revenues:
   Net Sales                               $101.0                $106.0                $211.7                $212.1
   Operating Revenues                         0.3                   0.3                   0.9                   0.7
                                           ------                ------                ------                ------
Total Revenues                              101.3                 106.3                 212.6                 212.8

Costs and Expenses:
   Cost of Sales                             80.2                  77.0                 160.5                 154.3
   Selling, Distribution & Administrative    33.4                  31.1                  66.3                  62.1
   Asset Impairments                         36.7                   ---                  36.7                   ---
   (Gain) Loss on sale of assets             (4.8)                  ---                  (4.8)                  ---
                                           ------                ------                ------                ------
Total Costs and Expenses                    145.5                 108.1                 258.7                 216.4

Operating Income (Loss)                     (44.2)                 (1.8)                (46.1)                 (3.6)

Other (Income) Expense - Net                 (0.7)                  ---                 (61.4)                 (0.3)
Interest Expense and Amortization of
   Deferred Financing Costs                   4.0                  4.1                    7.7                   8.0
                                           ------                -----                 ------                ------
Income (Loss) before Income Taxes           (47.5)                (5.9)                   7.6                 (11.3)
Provision (Benefit) for Income Taxes          0.8                 (2.2)                   1.5                  (4.2)
                                           ------                -----                 ------                ------
Net Income (Loss)                          $(48.3)               $(3.7)                $  6.1                $ (7.1)
                                           ======                =====                 ======                ======

Net Income (Loss) Per Share:
     Basic:                               $(2.88)              $ (0.23)                $ 0.36              $ (0.43)
     Diluted:                             $(2.88)              $ (0.23)                $ 0.36              $ (0.43)

Weighted Average Shares Outstanding:
     Basic:                                16,773                16,577                16,756                16,566
     Diluted:                              16,773                16,577                16,756                16,566




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                                   ONEIDA LTD.
                             CONDENSED BALANCE SHEET
                              (Millions of dollars)

ASSETS                                               July 31, 2004              January 31, 2004
------                                               -------------              ----------------
Cash                                                    $  1.6                        $  9.9
Accounts Receivable - Net                                 62.5                          60.3
Inventory                                                124.8                         139.4
Other Current Assets                                       5.2                           5.4
                                                         -----                        ------
       Total Current Assets                              194.1                         215.0

Plant and Equipment - Net                                 35.1                          76.9

Intangibles                                              136.4                         136.1
Other Assets                                               9.5                          13.5
                                                        ------                        ------

       Total Assets                                     $375.1                        $441.5
                                                        ======                        ======


LIABILITIES
Accounts Payable & Accrued Liabilities                  $ 53.3                         $73.9
Short-Term Debt                                            7.2                           7.6
Current Portion of Long-Term Debt                         18.4                         223.2
                                                          ----                        ------
       Total Current Liabilities                          78.9                         304.7

Long-Term Debt                                           215.9                           ---

Other Liabilities                                         60.3                         114.2

Shareholders' Equity                                      20.0                          22.6
                                                          ----                        ------

       Total Liabilities & Equity                       $375.1                        $441.5
                                                        ======                        ======




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                          CONDENSED CASH FLOW STATEMENT
                         SIX MONTHS ENDED JULY 2004/2003
                              (Millions of dollars)

                                                      Period ended                   Period ended
                                                        July 2004                      July 2003
                                                        ---------                      ---------
Net income                                               $  6.1                          $(7.1)
Add: depreciation                                           4.3                            6.7
Asset Impairments                                          36.7                            ---
Pension plan amendment                                      2.6                            ---
Post retirement health care plan                          (63.3)                           ---
Net working capital charges                               (11.2)                          (2.4)
Capital expenditures                                       (2.9)                          (3.3)
Proceeds from sale of assets                               12.8                            ---
Stock sales/(purchases) - net                               0.2                            0.2
Proceeds/(payments) of debt                                10.7                            7.8
Dividends paid                                              ---                           (0.4)
Other - net                                                (4.3)                           0.1
                                                         ------                          -----

Increase (Decrease) in Cash                              $ (8.3)                         $ 1.6
                                                         ======                          =====